Contacts:    Steve Gaut, Public Relations
404-828-8787

Scott Childress, Investor Relations
404-828-7957

UPS ACCELERATES TRANSFORMATION OF ITS SMART LOGISTICS NETWORK

NEW YORK, NY Feb. 21, 2017 - UPS® (NYSE:UPS) today provided an update to its multi-year growth strategies, transportation and operations network transformation, and provided long term financial targets during the company’s investor conference in New York City.

Senior executives discussed topics central to the theme of the conference; Invest. Grow. Deliver. The company’s plans include:

•	Accelerating investment in its next-generation “Smart Logistics Network”

•	Leveraging the capital efficiency of the company’s global business model

•	Capturing market growth for on-line B-to-B and B-to-C customers

•	Investing aggressively in automation to drive improved performance

•	Providing customers with innovative solutions that drive their future growth

•	Deepening and widening capabilities in developed and emerging markets

•	Delivering long-term UPS shareowner value

“Over the next several years, you will see the most sweeping transformation of our network in its history,” said David Abney, UPS chairman and CEO. “We are adding more flexible capacity, more technology, more capabilities and becoming more efficient, ultimately to improve customer and shareowner value.”

The company also announced plans to expand its U.S. delivery and pickup schedule to include six days for ground shipments. UPS will offer Saturday delivery options to the largest metropolitan areas and has started rollout throughout the U.S.

At the conference, Chief Financial Officer Richard Peretz provided the company’s 2017 outlook and updated the 2018 and 2019 financial objectives. Peretz also commented on plans for continued UPS revenue and margin expansion.

The company provides guidance on an adjusted (non-GAAP) basis because it is not possible to predict or provide a reconciliation reflecting the impact of future pension mark-to-market adjustments, which would be included in reported (GAAP) results and could be material.

Highlights for the 2018 and 2019 long-term financial targets are:

•	Revenue growth 4% to 6% over the period

•	Adjusted diluted earnings per share up 5% to 10%

•	Planning $1 billion to $1.8 billion in annual share repurchases

Peretz also outlined plans for capital investments of 6% to 7% of revenue annually.

““The strong financial hallmarks of UPS remain unchanged,” said Peretz. “We are great stewards of capital, generate strong cash from operations and have a generous shareowner distribution policy.”

“We continue to deliver the highest operating margins in the industry,” continued Peretz. “This legacy combined with our future growth prospects makes UPS a high-quality investment today, and for years to come as we build the smart logistics network.”

Abney and Peretz were joined at the conference by Jim Barber, president, UPS International; Alan Gershenhorn, executive vice president and chief commercial officer; Myron Gray, president, U.S. operations; Kate Gutmann, senior vice president, worldwide sales and solutions; Juan Perez, chief information officer and Mark Wallace, senior vice president, global engineering and sustainability.

Presentation materials from the conference, which was publicly available through a live webcast, and the webcast replay are available on the UPS Investor Relations website.

UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at ups.com® and its corporate blog can be found at Longitudes.ups.com. To get UPS news directly, visit pressroom.ups.com/RSS.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties.

Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, negotiation and ratification of labor contracts, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.